EXHIBIT 1
                                                     ---------


DANIEL E. LUNGREN, Attorney General; of the State of California;
WALTER E. WUNDERLICH; Acting Assistant Attorney General; MARY E. HACKENBRACHT;
Deputy Attorney General;   2101 Webster Street, 12th Floor;   Oakland,
California  94612 3049;   Telephone:  (510) 464 1356;

Attorneys for Plaintiff State of
California; UNITED STATES DISTRICT COURT ; EASTERN DISTRICT OF CALIFORNIA; Request No.DANIEL E. LUNGREN, Attorney General of the State of California
WALTER E. WUNDERLICH, State Bar No. 34054
THEODORA BERGER, State Bar No. 50108

Assistant Attorneys General
CRAIG THOMPSON, State Bar No. 67805
EDWARD G. WEIL, State Bar No. 88302
MARY E. HACKENBRACHT, State Bar No. 68289 Deputy Attorneys General
2101 Webster Street, 12th Floor Oakland, California  94612-3049 Telephone:
(510) 286-1356


Attorneys for Plaintiffs People of the State of California, ex rel. California Department of Fish and Game, the California Regional Water Quality Control Board for the Central Coast Region, California Department of Toxic Substances Control, and Attorney General Daniel E. Lungren


                 SUPERIOR COURT OF THE STATE OF CALIFORNIA

                         COUNTY OF SAN LUIS OBISPO


PEOPLE OF THE STATE OF     )   No.
CALIFORNIA, ex rel.        )
CALIFORNIA DEPARTMENT OF   )   COMPLAINT FOR CIVIL
FISH AND GAME, CALIFORNIA  )   PENALTIES, CIVIL MONETARY
REGIONAL WATER QUALITY     )   REMEDIES, NATURAL
CONTROL BOARD FOR THE      )   RESOURCES DAMAGES, COSTS,
CENTRAL COAST REGION,      )   AND INJUNCTIVE RELIEF
CALIFORNIA DEPARTMENT OF   )
TOXIC SUBSTANCES CONTROL,  )
AND ATTORNEY GENERAL       )
DANIEL E. LUNGREN,         )
                           )
           Plaintiffs,     )
                           )
       v.                  )
                           )
UNION OIL COMPANY OF       )
CALIFORNIA dba UNOCAL, a   )
Delaware Corporation, and  )
DOES I-X,                  )
                           )
           Defendants.     )



         Plaintiffs People of the State of California ex rel. California

Department of Fish and Game, California Regional Water Quality Control

Board for the Central Coast Region, California Department of Toxic

Substances Control, and Attorney General Daniel E. Lungren, hereby allege as follows:

                           PRELIMINARY STATEMENT

     1.  This is a civil action brought under California law for injunctive relief, civil penalties, natural resources damages, costs and other relief in connection with numerous discharges of diluent into the land,

environment and waters of the state at the oil fields known as "the

Guadalupe Oil Field" located in San Luis Obispo County, California.

                                PLAINTIFFS

     2.  Plaintiff California Department of Fish and Game ("Department of

Fish and Game") is an agency of the State of California and has the duty and responsibility to protect and manage the state's natural resources and their habitat and to prevent and remediate the discharge of oil and petroleum products.

     3.  Plaintiff California Regional Water Quality Control Board for the

Central Coast Region ("Regional Board") is an agency of the State of

California and has the duty and responsibility to protect the quality of the waters of the state.

     4.  The California Department of Toxic Substances Control ("Toxic

Substances Control") is a department in the California Environmental

Protection Agency.  Toxic Substances Control is the state agency responsible for the administration of the Hazardous Waste Control Act

("HWCA"), chapter 6.5 of division 20 of the Health and Safety Code,

sections 25100 et seq.  Pursuant to section 25182 of the California Health and Safety Code, Toxic Substances Control is required to bring all actions for civil penalties and injunctive relief under the HWCA in the name of the

People of the State of California.

     5.  Plaintiff Daniel E. Lungren is the Attorney General of California.

Health and Safety Code section 25249.7(c) of Proposition 65 provides that actions to enforce the statute may be brought by the Attorney General in the name of the People of the State of California.  Business and

Professions Code sections 17200 et seq. provides that actions to enforce the statute may be brought by the Attorney General in the name of the

People of the State of California.  Government Code section 12607 authorizes the Attorney General to bring actions for the protection of the natural resources of the state.

     6.  On September 10, 1993, the Regional Board, after a duly noticed public hearing at its regular meeting, requested the Attorney General bring this action in accordance with the provisions of Water Code section

13350(h).

                                DEFENDANTS

     7.  Defendant Union Oil Company of California dba Unocal ("Unocal") is

a corporation organized and existing under the laws of the State of

Delaware and is qualified to do and is engaged in business in California.

     8.  Defendant Unocal operates an oil production field at Guadalupe Oil

Fields in San Luis Obispo County.

     9.  The true names or capacities of defendants Does I through X inclusive are unknown to plaintiffs, who therefore sue such defendants by such fictitious names.  Plaintiffs will amend this complaint to show their true names and capacities when ascertained.  Plaintiffs are informed and believe and on that basis allege that each of the defendants named as a Doe is responsible in some manner for events and occurrences about which this complaint is filed and therefore is liable for the relief sought herein.

     10. Plaintiffs are informed and believe and on that basis allege that at all times mentioned herein, each of the defendants was the agent and/or employee of each of the other defendants, and all directors, officers,

agents, employees or representatives of each defendant, in doing all of the acts mentioned herein, were acting within the course and scope of their authority and employment as such agents and/or employees and with the permission and consent and as agents of each of the other defendants.

                            GENERAL ALLEGATIONS

     11. Plaintiffs are informed and believe and based upon such information and belief, allege that Unocal has used diluent, a petroleum product, in the process of extracting oil from the Guadalupe Oil Field from on or about 1954 through on or about May 1990.  At all relevant times, the diluent was delivered to the oil wells by a network of pressurized pipelines (hereinafter "pipelines").

     12. Plaintiffs are informed and believe and, based upon such information and belief, allege that on numerous occasions since Unocal began using diluent at the Guadalupe Oil Field, diluent has leaked from the pipelines at numerous locations into the waters of the state, including groundwater, surface water and marine water, directly and indirectly.

Diluent continues to pass into the waters of the state at numerous locations.  Most recently, in January, 1994, diluent passed into the Santa

Maria River and estuary and the Pacific Ocean.

     13.  Plaintiffs did not discover the leaks of diluent from the pipelines at numerous locations in the Field other than the wells known as

Leroy 5X and C-12 (the area of the Field other than the wells known as

Leroy 5X and C-12 will be referred to hereinafter as "the upland area")

until July 16, 1992, when plaintiffs received copies of documents seized from the offices of defendant Unocal at Orcutt pursuant to a search warrant. Plaintiffs did not learn of the groundwater contamination in the upland area of the Guadalupe Oil Field until on or about May 1993.

Plaintiffs are informed and believe and, based upon such information and belief, allege that defendants knew about numerous leaks from the pipelines at numerous locations in the upland area prior to July 16, 1992, but did not notify plaintiffs of the leaks.  Plaintiffs could not have learned of the leaks to the upland area earlier than July 16, 1992, because defendants did not notify plaintiffs of the leaks in the upland area of the Guadalupe

Oil Field as required by statute and plaintiffs had no reason to believe leaks were occurring there.

     14. The diluent used by Unocal contains benzene and toluene.

Plaintiffs are informed and believe and based upon such information and belief allege that defendants know, and at all times that they have used this diluent have known, that the diluent contains benzene and toluene.

     15. Pursuant to Health and Safety Code section 25249.8, benzene was placed on the Governor's list of chemicals known to the State of California to cause cancer on February 27, 1987.

     16. Pursuant to Health and Safety Code section 25249.8, toluene was placed on the Governor's list of chemicals known to the State of California to cause reproductive toxicity on January 1, 1991.

     17. The groundwater beneath the Guadalupe Oil Field has been designated by the Regional Board in its water quality control plan as suitable for domestic or municipal uses.

     18. Plaintiffs are informed and believe and based upon such information and belief allege that diluent containing benzene and toluene has leaked to the land at the Guadalupe Oil Field at various times after

October 27, 1988, and the benzene and toluene passed and continue to pass to the groundwater below the Oil Field.  Plaintiffs are further informed and believe and based upon such information and belief allege that defendants have known these facts since at least October 27, 1988.

     19. Plaintiffs are informed and believe and based upon such information and belief, allege that diluent containing benzene and toluene,

which leaked into the land at the Guadalupe Oil Field prior to October 27,

1988, has discharged and is discharging from the land to the groundwater.

Since at least October 27, 1988, defendants have known that diluent in the land has discharged or will discharge to the groundwater.

     20. Diluent containing benzene and toluene is present on the surface of the ground at the Guadalupe Oil Field, and has migrated to the surface of the adjacent beaches, and into the water at the beach.  This results in exposures to benzene and toluene to persons present and working at the Oil

Field, as well as to persons using adjacent beaches.

     21. Plaintiffs are informed and believe and, based on such information and belief, allege that Defendants have known since at least February 27,

1988 that persons were being exposed to benzene and toluene at the Oil

Field and on the beach.

     22. Plaintiffs are informed and believe and, based on such information and belief, allege that the exposures of persons on the beach and at the

Oil Field to benzene and toluene are the result of the deliberate,

volitional and intentional acts of defendants, including, but not limited to the continuing operation of the system for using diluent with knowledge that it resulted in leaks that would cause human exposure to benzene and toluene, and the failure to take action to prevent the migration of diluent from the Oil Field into the groundwater with the knowledge that this failure would result in human exposure to chemicals contained in the diluent.

23. Defendants have not provided warnings of exposure to these chemicals either to persons on the beach or persons present at the Oil

Field.

     24. Defendants have at all times since February 27, 1987, had more than ten employees.

     25.  The actions of defendant alleged above have caused the disposal of hazardous waste, specifically diluent, at points that are not authorized, occurring at least until February 1, 1990, and remaining deposited as of today.


                           FIRST CAUSE OF ACTION
                      Water Code Section 13350(a)(2)
     Plaintiff: People, by and through Regional Board

     Defendant: Unocal, Does I-X

     26. Plaintiffs incorporate by reference the allegations of paragraphs

1 through 25.

     27. By virtue of the acts alleged above, defendants and each of them intentionally or negligently discharged diluent to the waters of the state or, caused or permitted diluent to be deposited where it discharged to the waters of the state and created a condition of pollution or nuisance, in violation of Water Code section 13350(a)(2).

28. Diluent is a waste within the meaning of Water Code section

13350(a)(2).

     29. Defendants and each of them acted in violation of prohibitions and orders issued, reissued, or amended by the Regional Board within the meaning of Water Code section 13350(a)(2).

     30. Defendants and each of them are liable under Water Code section

13350(e) in an amount not to exceed twenty dollars ($20.00) per gallon of diluent discharged.



                          SECOND CAUSE OF ACTION
                     Water Code subsection 13350(a)(3)
     Plaintiff: People, by and through Regional Board

     Defendant: Unocal, Does I-X

     31. Plaintiffs incorporate by reference the allegations of paragraphs

1 through 25.

     32. By virtue of the acts alleged above, defendants and each of them caused or permitted diluent to be deposited in or on the waters of the state in violation of Water Code subsection 13350(a)(3).

     33. The diluent deposited by defendants and each of them was oil or a residuary product of petroleum within the meaning of Water Code subsection

13350(a)(3).

     34. The deposit of diluent was not and is not now permitted by waste discharge requirements adopted by the Regional Board or by the provisions of Division 7 of the Water Code.

     35. Defendants and each of them are liable under Water Code section

13350(e) in an amount not to exceed twenty dollars ($20.00) per gallon of diluent discharged.

THIRD CAUSE OF ACTION

Fish and Game Code sections 5650 and 5650.1

Plaintiff: People, by and through the Department of Fish and

Game Defendant: Unocal, Does I-X

     36. Plaintiffs incorporate by reference the allegations of paragraphs

1 through 25.

     37. By virtue of the acts alleged above, defendants and each of them deposited diluent in, permitted diluent to pass into, or placed diluent where it could pass into, the waters of the state within the meaning of

Fish and Game Code section 5650.

     38. Diluent is a residuary product of petroleum or carbonaceous material or substance or a substance or material deleterious to fish, plant life or bird life, within the meaning of Fish and Game Code section 5650.

39. Defendants and each of them are liable under Fish and Game Code sections 5650 and 5650.1 in an amount not to exceed twenty-five thousand dollars ($25,000) for each violation.

FOURTH CAUSE OF ACTION

Government Code section 8670.25.5

Plaintiff: People, by and through the Department of Fish and

Game Defendant: Unocal, Does I-X

     40. Plaintiffs incorporate by reference the allegations of paragraphs

1 through 25.

     41. By virtue of the acts alleged above, defendants and each of them are responsible for the discharge or threatened discharge of diluent to marine waters within the meaning of Government Code section 8670.25.5.

42. Plaintiffs are informed and believe and on based upon such information and belief, allege that defendants and each of them intentionally or negligently failed to report the discharge or threatened discharge of diluent to the Office of Emergency Services.

     43. Diluent is an oil within the meaning of Government Code subsection

8670.3(j).

     44. Defendants and each of them are liable under Government Code section 8670.66(b) in an amount not to exceed two hundred fifty thousand dollars ($250,000) for each violation or for each day the violation continues.


FIFTH CAUSE OF ACTION
Government Code section 8670.66(a)(4)

Plaintiff: People, by and through the Department of Fish and

Game Defendant: Unocal

     45. Plaintiffs incorporate by reference the allegations of paragraphs

1 through 25.

     46. By virtue of the acts alleged above, defendants and each of them caused or permitted diluent to be discharged in or on marine waters within the meaning of Government Code section 8670.25.

     47. Defendants and each of them intentionally or  negligently failed to immediately contain, cleanup and remove the diluent in the most effective manner, within the meaning of Government Code section

8670.66(a)(4).

     48. Diluent is an oil within the meaning of Government Code subsection

8670.3(j).

     49. Defendants and each of them are liable under Government Code section 8670.66(a)(4) in an amount not to exceed five hundred thousand dollars ($500,000) for each violation.

SIXTH CAUSE OF ACTION

Government Code section 8670.66(a)(3)

Plaintiff: People, by and through the Department of Fish and

Game Defendant: Unocal

     50. Plaintiffs incorporate by reference the allegations of paragraphs

1 through 25.

     51. By virtue of the acts alleged above, defendants and each of them intentionally or negligently discharged or spilled diluent into marine waters within the meaning of Government code section 8670.66(a)(3).

     52. Diluent is an oil within the meaning of Government Code subsection

8670.3(j).

     53. Defendants and each of them are liable under Government Code section 8670.66(a)(3) in an amount not to exceed five hundred thousand dollars ($500,000) for each violation.

SEVENTH CAUSE OF ACTION

Government Code section 8670.56.5

Plaintiff: People, by and through the Department of Fish and

Game Defendant: Unocal, Does I-X

     54. Plaintiffs incorporate by reference the allegations of paragraphs

1 through 25.

     55. By virtue of the acts alleged above, defendants and each of them have caused the discharge or leak of oil into or onto marine waters within the meaning of Government Code section 8670.56.5.

     56. The discharge or leak of oil into or onto marine waters has caused or given rise to damages, including but not limited to injury to natural resources and costs of response, containment, cleanup, removal, and treatment within the meaning of Government Code section 8670.56.5(g).

     57. Defendants and each of them are absolutely liable under Government

Code section 8670.56.6 for all damages caused by or arising from the discharge or leaking of oil into or onto marine waters.



EIGHTH CAUSE OF ACTION

Fish and Game Code section 12015

Plaintiff: People, by and through the Department of Fish and

Game Defendant: Unocal, Does I-X

     58. Plaintiffs incorporate by reference the allegations of paragraphs

1 through 25.

     59. By virtue of the acts alleged above, defendants and each of them are responsible for polluting, contaminating, or obstructing waters of the state or depositing or discharging diluent threatening to pollute,

contaminate or obstruct the waters of the state to the detriment of fish,

plant, bird, or animal life.

     60. Defendants and each of them are responsible for removing the diluent placed in the waters of the state and removing the diluent threatening to pollute, contaminate or obstruct the waters of the state or to pay the costs of removal by the Department of Fish and Game.

     61. The Department of Fish and Game has incurred costs of removal of the diluent.

     62. Defendants and each of them are liable under Fish and Game Code section 12016 to the Department of Fish and Game for its costs of removal of diluent.

NINTH CAUSE OF ACTION
Fish and Game Code section 12016

Plaintiff: People, by and through the Department of Fish and

Game Defendant: Unocal, Does I-X

     63. Plaintiffs incorporate by reference the allegations of paragraphs

1 through 25.

     64. By virtue of the acts alleged above, defendants and each of them discharged or deposited diluent into the waters of the state or threatened to enter the waters of the state.

     65. Diluent is a substance or material deleterious to fish, plant,

bird, or animal life or their habitat within the meaning of Fish and Game

Code section 12016(a).

     66. Plaintiffs are informed and believe and on such information and belief allege that the diluent for which defendants and each of them is responsible has caused damage to fish, plant, bird, or animal life and their habitat.

     67. Defendants and each of them are liable under Fish and Game Code section 12016 to the Department of Fish and Game for all actual damages to fish, plant, bird, or animal life or their habitat.

     68. Defendants and each of them are liable under Fish and Game Code section 12016 to the Department of Fish and Game for all reasonable costs incurred in cleaning up the diluent or abating its effects.

TENTH CAUSE OF ACTION
Fish and Game Code section 2014

Plaintiff: People, by and through the Department of Fish and Game

Defendant: Unocal, Does I-X

     69. Plaintiffs incorporate by reference the allegations of paragraphs

1 through 25.

     70. Plaintiffs are informed and believe and on such information and belief allege that the diluent discharged by defendants and each of them has caused and will continue to cause the taking and destruction of birds,

mammals, fish, reptiles, or amphibia protected by the laws of the State of

California, within the meaning of Fish and Game Code section 2014.

     71. Defendant's discharge of diluent is unlawful in that:

     (A) The diluent is a waste which was discharged or deposited where it was discharged into the waters of the state and created a condition of pollution or nuisance in violation of Water Code section 13350(a)(3), which violation is continuing.

     (B) The diluent is a substance or material deleterious to fish, plant life, or bird life and is deposited in, permitted to pass into, or placed where it could pass into a water of the state, a violation of Fish and Game

Code section 5650.

     72. By virtue of the acts alleged above, plaintiffs are informed and believe and on such information and belief allege that defendants and each of them's unlawful and negligent discharge of diluent proximately caused,

and will continue to cause, the taking or destruction of birds, mammals,

fish, reptiles, or amphibia protected by the laws of the State of

California.

     73. Defendants and each of them are jointly and severally liable under

Fish and Game Code section 2014 for all detriment proximately caused by the taking or destruction of birds, mammals, fish, reptiles, or amphibia protected by the laws of the State of California.
ELEVENTH CAUSE OF ACTION
Harbors and Navigation Code section 151
     Plaintiff: All plaintiffs
     Defendant: Unocal, Does I-X
     74. Plaintiffs incorporate by reference the allegations of paragraphs 1 through 25.
     75. By virtue of the acts alleged above, defendants and each of them intentionally or negligently caused or permitted diluent to be deposited in the waters of the state.
76. Diluent is an oil within the meaning of Harbors and Navigation
Code section 151.
     77. Department of Fish and Game and the Regional Board have incurred and continue to incur costs for the cleanup or abatement of the diluent deposited in the waters of the state.
     78. Defendants and each of them are liable under Harbors and Navigation Code section 151 to the Department of Fish and Game and the Regional Board 1) for all reasonable costs incurred in cleaning up or abating the diluent, 2) for actual damages, and for an amount not to exceed six thousand dollars ($6,000) for each violation.
TWELFTH CAUSE OF ACTION
Proposition 65: Discharge to Drinking Water
(Health & Safety Code  25249.5)

Plaintiff: People, by and through Attorney General Lungren Defendant:

Unocal, Does I-X

79.  Paragraphs 1 through 25 are realleged as if fully set forth herein.

80.  The discharge prohibition of Proposition 65 is contained in

Health and Safety Code section 25249.5, which provides:

"No person in the course of doing business shall knowingly discharge or release a chemical known to the state to cause cancer or reproductive toxicity into water or onto or into land where such chemical passes or probably will pass into any source of drinking water."
Under the statute, "source of drinking water means either a present source of drinking water or water which is identified or designated in a water quality control plan adopted by a regional board as being suitable for domestic or municipal uses."  (Id, 25249.11(d).)

     81.  Any person "violating or threatening to violate" the statute may be enjoined in any court of competent jurisdiction. Health & Safety Code,

25249.7.  To "threaten to violate" is defined to mean "to create a condition in which there is a substantial probability that a violation will occur."  Id., 25249.11(e).  In addition, violators are liable for civil penalties of up to $2,500 per day for each violation, recoverable in a civil action.  Id.,  25249.7(b).  Actions to enforce the law "may be brought by the Attorney General in the name of the People of the State of

California or by any district attorney". Id.,  25249.7(c).

     82.  By committing the acts alleged above, each defendant has, in the course of doing business, knowingly discharged or released a chemical known to the state to cause cancer and reproductive toxicity into water or into land where such chemical passes or probably will pass into any source of drinking water.

83.  Said violations render each defendant liable to plaintiffs for civil penalties of up to $2,500 per day for each violation.

THIRTEENTH CAUSE OF ACTION

(Unfair Competition Act Based on
Violation of Health & Safety Code  25249.5)
     Plaintiff: People, by and through Attorney General Lungren
     Defendant: Unocal, Does I-X
84.  Paragraphs 1 through 25 are realleged as if fully set forth herein.

85. California Business and Professions Code section 17200 provides that "unfair competition shall mean and include unlawful, unfair or fraudulent business practice."  Section 17203 of the Business and

Professions Code provides that "(a)ny person performing or proposing to perform an act of unfair competition within this state may be enjoined in any court of competent jurisdiction."

     86.  Section 17206(a) provides that any person violating Section 17200

"shall be liable for a civil penalty not to exceed two thousand five hundred dollars ($2,500) for each violation, which shall be assessed and recovered in a civil action brought in the name of the people of the State of California by the Attorney General or by any district attorney."  Under section 17205, these penalties are "cumulative to each other and to the remedies or penalties available under all other laws of this state."

     87.  By committing the acts alleged above in violation of Health and

Safety Code section 25249.5, each defendant has engaged in unlawful business practices which constitute unfair competition within the meaning of Business and Professions Code section 17200.

     88.  Said violations render each defendant liable to plaintiffs for civil penalties of up to $2,500 per day for each violation.

FOURTEENTH CAUSE OF ACTION
 Proposition 65: Failure to Warn
(Health & Safety Code  25249.6)

Plaintiff: People, by and through Attorney General Lungren Defendant:

Unocal, Does I-X

89.  Paragraphs 1 through 25 are realleged as if fully set forth herein.

     90.  The warning requirement of Proposition 65 is contained in Health and Safety Code section 25249.6, which provides:

"No person in the course of doing business shall knowingly and intentionally expose any individual to a chemical known to the state to cause cancer or reproductive toxicity without first giving clear and reasonable warning to such individual, except as provided in Section

25249.25."

     91.  By committing the acts alleged above, each defendant has, in the course of doing business, knowingly and intentionally exposed individuals to chemicals known to the State of California to cause cancer and reproductive toxicity without first giving clear and reasonable warning to such individuals, within the meaning of Health and Safety Code section

25249.6.

92.  Said violations render each defendant liable to plaintiffs for civil penalties of up to $2,500 per day for each violation.


FIFTEENTH CAUSE OF ACTION

(Unfair Competition Act Based on Violation of Health & Safety Code
25249.6)

Plaintiff: People, by and through Attorney General Lungren
     Defendant: Unocal, Does I-X
93.  Paragraphs 1 through 25 are realleged as if fully set forth herein.

     94.  By committing the acts alleged above in violation of Health and

Safety Code section 25249.6, each defendant has engaged in unlawful business practices which constitute unfair competition within the meaning of Business and Professions Code section 17200.

     95.  Said violations render each defendant liable to plaintiffs for civil penalties of up to $2,500 per day for each violation.

SIXTEENTH CAUSE OF ACTION
(Equitable relief;
California Government Code  12607)

Plaintiffs:   People, by and through Attorney General Lungren

     Defendants:   Unocal, Does I-X

     96. Plaintiff incorporates the allegations in Paragraphs 1 through 25 as though fully set forth herein.

     97. The Government Code provides that the Attorney General may maintain an action for equitable relief in the name of the People against any person for the protection of the natural resources of the state from pollution, impairment, or destruction.

     98. The actions of defendant as alleged above have polluted, impaired and destroyed, and continue to pollute, impair and destroy, the natural resources of the state.

     99. Plaintiffs are entitled to an order requiring defendant to take all measures necessary to prevent the continued pollution, impairment and destruction of the natural resources of the state, and to take all measures necessary to fully restore the natural resources of the state damaged by defendant's actions to their prior condition.

SEVENTEENTH CAUSE OF ACTION
(Public Nuisance;
California Civil Code  3479 and 3480)
Plaintiffs:   People, by and through Attorney General Lungren
     Defendants:   Unocal, Does I-X
     100.     Plaintiffs incorporate the allegations in Paragraphs 1

through 25 as though fully set forth herein.

     101.  The release and discharge of diluent as alleged above was injurious to health and offensive to the senses, and an obstruction to the free use of property.  It further interfered with the general public's use and enjoyment of public lands, waters and natural resources.

     102.  The actions alleged above created a public nuisance within the meaning of Civil Code  3279 and 3280.

     103.     Pursuant to Code of Civil Procedure  731, plaintiffs are

entitled to an order abating the nuisance and to damages resulting from the harm to the natural resources of the People caused by defendants and each of them.



EIGHTEENTH CAUSE OF ACTION

(Common Law Natural Resource Damages)

Plaintiff:    People, by and through Attorney General Lungren and
Department of Fish and Game

     Defendants:   Unocal, Does I-X

     104.  Plaintiffs incorporate the allegations in Paragraphs 1 through

25 as though fully set forth herein.

     105.     According to the common law of the state, the State of

California is the owner of, and/or trustee for, all natural resources of the state, including but not limited to certain lands, waters of the state,

and plants, animals, fish and wildlife and their habitats within the state.

In addition, the state has a duty to protect the environment of the state,

including but not limited to all the air, land, and water within the state.

106. Plaintiffs are informed and believe and on such information and belief, allege that defendant's actions caused, and continue to cause,

damage to the natural resources and environment of the state.

     107.     Pursuant to the common law of the state, defendant is liable to the state for the full and total value of all damages caused by the diluent to the natural resources and environment of the state.


NINETEENTH CAUSE OF ACTION
(Negligence)
Plaintiffs:   People, by and through Attorney General, Department of Fish and Game, Water Board, Toxic Substances Control

     Defendants:   Unocal, Does I-X

108.     Plaintiffs incorporate the allegations in Paragraphs 1

through 25 as though fully set forth herein.

     109.  Defendants and each of them improperly and negligently operated their system for distributing diluent, failing to assure that diluent would not leak to the ground at the Guadalupe Oil Field

     110.     By such acts or omissions, defendants and each of them

breached their legal duty to plaintiffs, which breach proximately caused the discharge of diluent and resulted in the damages described above,

including the costs of response to the discharge.

     111.  Accordingly, defendants and each of them are liable to plaintiffs for all response costs, damages to natural resources, costs of assessment and other damages sustained by plaintiffs.

TWENTIETH CAUSE OF ACTION
(Unauthorized Disposal of Hazardous Waste)
(Health & Safety Code  25189.2(c).) Plaintiff:  Toxic Substances Control

Defendant:  Unocal, Does I-X

     112.  Section 25189.2(c) of the Health and Safety Code provides that

"any person who disposes, or causes the disposal of, any hazardous or extremely hazardous waste at a point which is not authorized ...  shall be subject to a civil penalty of not more than $25,000 for each violation(.)"

It further provides that "each day on which the deposit remains and the person had knowledge thereof is a separate additional violation, unless the person immediately files a report of the deposit with the department and is complying with any order concerning the deposit issued by the department(.)"

     113.  The actions of defendant alleged above have caused the disposal of hazardous wastes, specifically diluent, at points that are not authorized, occurring at least until February 1, 1990, and remaining deposited as of today.
TWENTY-FIRST CAUSE OF ACTION
(Negligent Unauthorized Disposal of Hazardous Waste)
(Health & Safety Code  25189(d).)

     Plaintiff: Toxic Substances Control

     Defendant: Unocal

     114.  Section 25189(d) of the Health and Safety Code provides that

"any person who negligently disposes, or causes the disposal of any hazardous or extremely hazardous waste at a point which is not authorized

...  shall be subject to a civil penalty of not more than $25,000 for each

violation(.)"   It further provides that "each day on which the deposit

remains and the person had knowledge thereof is a separate additional violation, unless the person immediately files a report of the deposit with the department and is complying with any order concerning the deposit issued by the department(.)"

     115.  The actions of defendants and each of them alleged above have negligently caused the disposal of hazardous wastes, specifically diluent,

at points that are not authorized, occurring at least until February 1,

1990, and remaining deposited as of today.

TWENTY-SECOND CAUSE OF ACTION
(Violation of Hazardous Waste Marking and Labeling Requirements)
(Health & Safety Code  25189(b).)

Plaintiff: Toxic Substances Control Defendant: Unocal, Does I-X

116.  Section 25189(b) of the Health and Safety Code provides that

"any person who intentionally or negligently violates any provision of this chapter or any permit, rule, regulation, standard, or requirement issued or promulgated pursuant to this chapter shall be subject to a civil penalty of not more than $25,000 for each violation of a separate provision or, for continuing violations, for each day that violation continues."  Section

25289.2(b) provides that a person who violates a provision of that chapter,

or a rule or requirement issued pursuant to it, without negligence or intent, is liable for a civil penalty of not more than $25,000 for each violation, without any showing of negligence or intent.  Section 25189.2(d)

provides that a person may not be penalized under both section 25189 and section 25189.2 for the same act or failure to act.

     117.  Regulations promulgated pursuant to the chapter, specifically

Title 22 Code of California Regulations section 66262.34, provide that hazardous waste must be labeled, placarded and marked in a specified matter.  Section 25143.9 of the Health and Safety Code exempts certain recyclable materials from classification as a "waste" if they are marked and labeled in accordance with provisions set forth in that section.

     118. Defendants failed to mark, label and placard a Baker tank, three

5,000 gallon tanks, and a 10,000 gallon tank, all of which contained diluent, either in accordance with requirements for "recyclable materials"

under section 25143.9 or other applicable regulations for "wastes."

119.  Said actions constitute a violation of the chapter and regulations promulgated pursuant thereto, rendering defendants and each of them liable to plaintiffs for a civil penalty as described in section

25189(b) or 25289.2(b).

TWENTY-THIRD CAUSE OF ACTION
(Violation of Recyclable Material Reporting Requirements) (Health & Safety

Code  25143.10.)

     Plaintiff: Toxic Substances Control

     Defendant: Unocal

     120.  Section 25143.10 of the Health and Safety Code provides that

"any person who recycles more than 100 kilograms per month of recyclable material under a claim that the material qualifies for exclusion or exemption pursuant to Section 25243.2 shall, on or before July 1, 1992, and every two years thereafter, provide to the local health officer" certain documentation concerning the material as set forth in that section.

     121. Defendants recycle more than 100 kilograms per month of diluent,

under claim that it qualifies for exclusion or exemption pursuant to

Section 25243.2, and has failed to provide the information set forth in section 25243.10.

     122.  Said actions constitute a violation of the chapter and regulations promulgated pursuant thereto, rendering defendant liable to plaintiffs for a civil penalty as described in section 25189(b) or

25289.2(b).

PRAYER FOR RELIEF

WHEREFORE, plaintiffs pray for relief as follows:

     123.     On the First Cause of Action, find the defendants jointly and severally liable to plaintiffs for civil monetary remedies in a sum not to exceed $20.00 for each gallon of diluent discharged and order defendants to pay such civil monetary remedy, together with prejudgment and postjudgment interest;

     124.     On the Second Cause of Action, find the defendants jointly and severally liable to plaintiffs for civil monetary remedies in a sum not to exceed $20.00 for each gallon of diluent discharged and order defendants to pay such civil monetary remedy, together with prejudgment and postjudgment interest;

     125.     On the Third Cause of Action, find the defendants jointly and severally liable to plaintiffs for civil penalties in a sum not to exceed

$25,000 for each violation of Fish and Game Code section 5650 and order defendants to pay such civil penalty, together with prejudgment and postjudgment interest;

     126.     On the Fourth Cause of Action, find the defendants jointly and severally liable to plaintiffs for civil penalties in a sum not to exceed $250,000 for each violation of or for each day the violation continues of Government Code section 8670.25.5 and order defendants to pay such civil penalty, together with prejudgment and postjudgment interest;

     127.     On the Fifth Cause of Action, find the defendants jointly and severally liable to plaintiffs for civil penalties in a sum not to exceed

$500,000 for each violation of Government Code section 8670.66(a)(3) and order defendants to pay such civil penalty, together with prejudgment and postjudgment interest;

     128.     On the Sixth Cause of Action, find the defendants jointly and severally liable to plaintiffs for civil penalties in a sum not to exceed

$500,000 for each violation of Government Code section 8670.66(a)(4) and order defendants to pay such civil penalty, together with prejudgment and postjudgment interest;

     129.     On the Seventh Cause of Action, find the defendants jointly and severally liable to plaintiffs for all damages caused by or arising from the discharge or leaking of oil into or onto marine waters and order defendants to pay the monetary value of such damages, together with prejudgment and postjudgment interest;

     130.     On the Eighth Cause of Action, find the defendants jointly and severally liable to plaintiffs for costs of removal of diluent and order defendants to pay such costs, together with prejudgment and postjudgment interest;

     131.     On the Ninth Cause of Action, find the defendants jointly and severally liable to plaintiffs for all actual damages to fish, plant, bird,

or animal life or their habitat and for all reasonable costs incurred in cleaning up the diluent or abating its effects and order defendants to pay the monetary value of such damages, together with prejudgment and postjudgment interest;

     132.     On the Tenth Cause of Action, find the defendants jointly and severally liable to plaintiffs for all the detriment proximately caused by the destruction the natural resources of the state, including enforcement costs, and order the defendants to pay for such detriment together with prejudgment and postjudgment interest;

     133.     On the Eleventh Cause of Action, find defendants jointly and severally liable to plaintiffs for all reasonable costs incurred in cleaning up or abating the diluent, for actual damages, and for an amount not to exceed six thousand dollars ($6,000) for each violation and order defendants to pay for such costs, damages, and amounts together with prejudgment and postjudgment interest;

     134.     On the Twelfth and Thirteenth Causes of Action, pursuant to

Health and Safety Code section 25249.7 and Business and Professions Code section 17203, enter such temporary restraining orders, preliminary injunctions, permanent injunctions, or other orders prohibiting defendants from discharging or releasing chemicals known to the State of California to cause reproductive toxicity into land or water where such chemicals pass or probably will pass into a source of drinking water and award penalties according to proof;

     135.     On the Fourteenth and Fifteenth Causes of Action, pursuant to

Health and Safety Code section 25249.7 and Business and Professions Code section 17203, enter such temporary restraining orders, preliminary injunctions, permanent injunctions, or other orders prohibiting defendants from exposing persons within the State of California to benzene and toluene without providing clear and reasonable warnings, as plaintiffs shall specify in further application to the court, and award penalties according to proof;

     136. On the Sixteenth Cause of Action, enter such temporary restraining orders, preliminary injunctions, permanent injunctions or other orders requiring defendant to take all measures necessary to prevent the continued pollution, impairment and destruction of the natural resources of the state, and to take all measures necessary to fully restore the natural resources of the state damaged by defendant's actions to their prior condition;

     137. On the Seventeenth Cause of Action, enter such temporary restraining orders, preliminary injunctions, permanent injunctions or other orders requiring defendant to abate the nuisance and damages resulting from the harm to the natural resources of the People caused by defendants and each of them;

     138. On the Eighteenth Cause of Action, find defendants jointly and severally liable to plaintiffs for all damages caused by the diluent to the natural resources and environment of the state and to order defendants to pay for the full value of all such damages, together with prejudgment and postjudgment interest;

     139. On the Nineteenth Cause of Action, find defendants jointly and severally liable to plaintiffs for all response costs, damages to natural resources, costs of assessment and other damages sustained by plaintiffs and to order defendants to pay for the full value of such costs and damages together with prejudgment and postjudgment interest;

     140.     On the Twentieth and Twenty-first Causes of Action, enter

such temporary restraining orders, preliminary injunctions, permanent injunctions, as are necessary to remedy the unlawful disposals of hazardous waste, and award penalties according to proof;

     141.       On the Twenty-second Cause of Action, enter such temporary restraining orders, preliminary injunctions, permanent injunctions, as are necessary to remedy the failure to comply with marking, labeling and placarding requirements, and award penalties according to proof;

     142.     On the Twenty-third Cause of Action, enter such temporary

restraining orders, preliminary injunctions, permanent injunctions, as are necessary to remedy the failure to comply with reporting requirements, and award penalties according to proof;
     143.     For costs and reasonable attorney fees; and
     144.     For such other relief as the Court deems necessary.
         DATED:    March  23, 1994

                             DANIEL E. LUNGREN, Attorney General
                             of the State of California

                             WALTER E. WUNDERLICH
                             THEODORA BERGER
                             Assistant Attorneys General

                             CRAIG THOMPSON
                             EDWARD G. WEIL
                             Deputy Attorneys General





                             MARY E. HACKENBRACHT
                             ---------------------
                             MARY E. HACKENBRACHT Deputy Attorney General
                             Attorneys for Plaintiffs People of
                             the State of California ex rel of
                             the California Department of
                             Fish and Game, the California
                             Regional Water Quality Control
                             Board for the Central Coast Region,
                             California Department of Toxic Substances
                             Control, and Attorney General Daniel E. Lungren